Execution Version

PARTICIPATION AGREEMENT

This PARTICIPATION AGREEMENT (the “Agreement”) is made as of March 25, 2026, by and between NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Seller”), and THE OHIO STATE LIFE INSURANCE COMPANY (“Buyer”).

WHEREAS, on January 16, 2026, Seller, as “Lender”, made a secured loan (the “Loan”) to NexPoint Storage Partners Operating Company, LLC, a Delaware limited liability company (together with the additional co‑borrowers joined pursuant to a separate First Amendment to Secured Promissory Note and Joinder Agreement, the “Borrowers”), evidenced by that certain Secured Promissory Note, dated as of January 16, 2026 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Note”), and secured by that certain Pledge and Security Agreement, dated as of January 16, 2026, by and among NexPoint Storage Partners Operating Company, LLC, the other pledgors party thereto and Seller (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement” and, together with the Note, the “Loan Documents”);

WHEREAS, Seller desires to sell, and Buyer desires to purchase, an undivided participation interest in the Note and the Loan Documents, subject to the terms and conditions set forth herein; and

WHEREAS, the parties acknowledge that the participation contemplated hereby does not require Borrowers’ consent and does not modify Borrowers' obligations under the Loan Documents.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.
Definitions.

For purposes of this Agreement, all capitalized terms not expressly defined herein have the meanings ascribed thereto in the Note or the Loan Documents. The meanings of all capitalized terms apply equally to the singular and plural of the terms defined.

“Affiliate”: means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person or any entity, fund or account managed or advised by NexPoint Advisors, L.P. or any of its Affiliates. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

"Borrowers”: has the meaning provided in the Preamble.

“Business Day”: means any day other than a Saturday, Sunday or legal holiday in Dallas, Texas on which commercial banks are open for business.

“Buyer”: has the meaning provided in the Preamble.

“Buyer Participation Interest”: means an undivided participating interest in the Loan and the Loan Documents equal to (a) on the date hereof, the Initial Participation Amount, and (b) thereafter, the Initial Participation Amount as increased by Buyer's Pro Rata Share of any interest that is paid in kind and capitalized to the outstanding Principal Amount of the Note pursuant to Section 1(b) thereof, and as decreased by any amounts received by Buyer as a return of principal pursuant to Section 5(c) of this Agreement.

“Collateral”: means the “Collateral” as defined in the Pledge Agreement

“Embargoed Person”: means any Person that is (i) subject to trade restrictions under U.S. law, including the International Emergency Economic Powers Act and the Trading with the Enemy Act, and any Executive Orders or regulations thereunder; (ii) listed on any OFAC list, including the Specially Designated Nationals and Blocked Persons List; (iii) otherwise the subject of sanctions administered by OFAC or any other relevant sanctions authority; or (iv) owned or controlled by any such Person.

“Initial Participation Amount”: means Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00).

“Losses”: has the meaning provided in Section 13.

“Maximum Principal Amount” means Forty Million Dollars ($40,000,000.00).

“Participants”: means Seller, Buyer and the successors and assigns of each.

“Participation Interest”: means the Buyer Participation Interest or the Seller Participation Interest, as the context requires, and “Participation Interests” means both collectively.

“Person”: shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pro Rata Share” means, at any time, the ratio of the then‑outstanding Buyer Participation Interest to the then‑outstanding aggregate Principal Amount of the Note (after giving effect to all capitalized PIK interest and Advances).

“Purchase Price”: has the meaning provided in Section 2(a).

“Seller”: has the meaning provided in the Preamble.

“Seller Participation Interest”: means an undivided participating interest in the Loan and the Loan Documents equal to the then‑outstanding aggregate Principal Amount of the Note minus the then‑outstanding Buyer Participation Interest.

“Transfer”: means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

“Unanimous Decision”: has the meaning provided in Section 6(b).

2.
Purchase of Participation Interest.

(a) Buyer hereby purchases from Seller, and Seller hereby sells and assigns to Buyer, the Buyer Participation Interest in accordance with the schedule annexed hereto as Exhibit A, including the payments made thereon and any recoveries or distributions in connection therewith, notwithstanding the fact that the Loan Documents identify Seller as the “Lender,” for the amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (the “Purchase Price”). The Purchase Price shall be paid by wire transfer of immediately available funds to the account set forth on Exhibit B.

(b) Seller hereby retains the Seller Participation Interest, in accordance with the schedule annexed hereto as Exhibit A. The rights and obligations of the Participants hereunder shall be subject to the terms and provisions of this Agreement.

(c) Seller and Buyer intend that the purchase and sale of the Buyer Participation Interest be a sale and not a loan.

(d) Seller shall remain the lender of record under the Loan Documents. Buyer shall not have any right to declare an event of default under, or to enforce, the Loan Documents, except as expressly provided in Section 7. For administrative convenience only, the parties agree that amounts permitted to be paid in cash under the Loan Documents may be remitted by the Borrowers directly to Buyer to the extent provided in Section 5(b), and any such amounts shall be deemed received by Seller for all purposes under the Loan Documents.

(e) For the avoidance of doubt, Buyer shall have the right, but not the obligation, to participate in any future Advance funded by Seller under the Note by purchasing from Seller an additional participation in such future Advance in an amount up to its then-current Pro Rata Share; provided that nothing herein gives Buyer the right to make any Advance directly to Borrowers. If Seller intends to fund a future Advance under the Note, Seller shall provide Buyer with at least five (5) Business Days' prior written notice specifying the amount and anticipated funding date of such Advance, and Buyer shall notify Seller in writing within three (3) Business Days of receipt of such notice whether it elects to participate and, if so, in what amount (not to exceed its then-current Pro Rata Share). If Buyer does not respond within such period, Buyer shall be deemed to have declined to participate in such Advance. Buyer shall have no obligation to fund any future Advances under the Note or any additional amounts after payment of the Purchase Price, and no capital call or other funding demand shall be made upon Buyer; provided that, if Buyer elects to participate in a future Advance pursuant to this Section 2(e), Buyer shall fund its elected amount to Seller in immediately available funds in accordance with the terms herein.

3.
Conditions Precedent.

(a)
Seller's receipt of the Purchase Price in immediately available funds.

(b)
As of the date hereof, no Event of Default shall have occurred and be continuing under the Loan Documents.

(c)
Seller and the Borrowers shall have executed and delivered the First Amendment to Secured Promissory Note and Joinder Agreement, dated as of the date hereof.

(d)
Seller shall have delivered written payment instructions to the Borrowers consistent with Section 5(b) and including Buyer’s then-current wiring instructions.

4.
Custody of Loan Documents; Participation Records

Prior to an Event of Default by Borrowers, custody of the Loan Documents shall be held exclusively by Seller (or, at Seller’s election, a servicer or a third-party custodian) for the benefit of all Participants. Seller shall maintain records of all payments received from the Borrowers and all payments made by the Seller to the Buyer hereunder. Seller will furnish an accounting with respect thereto to the Buyer as promptly as practicable following the Buyer’s request therefor. Upon the occurrence of an Event of Default under the Loan Documents and the circumstances described in Section 7(d), Seller shall provide the Loan Documents, in original form where applicable, to Buyer. Seller acknowledges and agrees that time is of the essence with respect to the delivery of the Loan Documents.

5.
Priority of Participation Interests; Payments.

(a)
The Participants acknowledge and agree that, pursuant to Section 1(b) of the Note, all interest due under the Note shall be paid in kind and added to the Principal Amount of the Note until the full redemption of the Series D Preferred Stock or with the prior written consent of the holder of the Series D Preferred Stock. On each Interest Payment Date under the Note, all accrued interest shall be capitalized and increase the outstanding Principal Amount of the Note, and such increase shall be allocated between the Participants in accordance with their respective Participation Interests as of such date.

(b)
Any amounts received by Seller as payments on the Loan from the date of this Agreement shall be distributed to the Participants one (1) Business Day after receipt thereof (or, if received after 1:00 p.m. Central Time, within two (2) Business Days after receipt thereof), pursuant to the instructions provided by Buyer to Seller prior to the date thereof. Subject to compliance with Section 7 of the Note, Seller shall instruct the Borrowers to remit directly to Buyer an amount equal to Buyer’s Pro Rata Share of any amounts then payable in cash under the Loan Documents, with the balance remitted to Seller, and any amounts so remitted to Buyer shall be deemed received by Seller under the Loan Documents to the extent of such amount. To the extent any amounts are paid by the Borrowers to Seller (rather than directly to Buyer), Seller shall distribute such amounts to the Participants one (1) Business Day after receipt thereof (or, if received after 1:00 p.m. Central Time, within two (2) Business Days after receipt thereof), pursuant to the wiring instructions provided by Buyer to Seller and as updated from time to time. Seller may from time to time update written split-payment instructions to the Borrowers to reflect changes in the Participants’ then-current Participation Interests, with a copy to Buyer. If Seller fails to distribute such amounts to Buyer within the timeframe provided, such amount shall bear interest for each day until it is paid by Seller at the Federal Funds Rate (as defined herein), but never in excess of the maximum nonusurious rate permitted by applicable law. If Seller fails to distribute such amounts to Buyer within the timeframe provided, such amount shall bear interest for each day until it is paid by Seller at the Federal Funds Rate (as defined herein), but never in excess of the maximum nonusurious rate permitted by applicable law. Seller shall not be deemed to have received any payments on the Loan until such time as it receives immediately available funds reflecting such payment. As used in this Agreement, the term “Federal Funds Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a business day, the average of the quotations for such day on such transactions received by Seller from three Federal funds brokers of recognized standing selected by Seller, all as conclusively determined by Seller, such sum to be rounded upward, if necessary, in the discretion of Seller, to the nearest whole multiple of 1/100th of 1%.

(c)
Subject to compliance with Section 7 of the Note, all amounts received by Seller on account of the Note shall be applied and paid as follows:

i.
first, to Seller for documented, third‑party costs and expenses reasonably incurred by Seller in administering the Loan or the Collateral, including reasonable legal fees and enforcement expenses;

ii.
second, to Buyer and Seller, pari passu, in respect of interest capitalized and added to the Principal Amount pursuant to Section 1(b) of the Note, allocated in accordance with their respective Participation Interests; and

iii.
third, to Buyer and Seller, pari passu, in respect of payments of principal (including at maturity or upon acceleration), allocated in accordance with their respective Participation Interests.

(d)
All distributions hereunder shall be made in a manner consistent with Section 7 of the Note, including any requirement to remit amounts to the holder of the Series D Preferred Stock; provided that nothing herein shall impair, as between Seller and Buyer, their rights to allocate and receive payments and recoveries in accordance with this Agreement. In administering the Loan, Seller shall not accept or apply any payment in a manner inconsistent with Section 7 of the Note without Buyer's prior written consent.

6.
Servicing of the Loan.

(a)
Prior to an Event of Default by Borrowers, Seller shall have the exclusive authority to administer the Loan and to exercise the rights of “Lender” under the Loan Documents. Seller shall not be obligated to obtain the consent or approval of Buyer prior to taking any action or granting (or withholding) any consent or otherwise making any decision or determination pertaining to a matter that is not a Unanimous Decision. Nothing contained in this Agreement is intended to create an agency or fiduciary relationship, it being acknowledged that Seller’s obligations are primarily administrative in nature. Neither Seller nor any of its shareholders, directors, officers or employees, nor any other Person assisting them in their duties or any agent, or employee thereof shall owe any fiduciary duty to any of the other Participants. Neither Seller nor any of its respective shareholders, directors, officers or employees, nor any other Person assisting them in their duties or any agent, or employee thereof shall be required to take any action which violates the terms of this Agreement or the Loan Documents, or which violates any laws, rules, court orders or decisions, ordinances, regulations, statutes, requirements, codes or executive orders, now existing or hereafter created.

(b)
Without the prior written consent of Buyer, Seller shall not (each, a “Unanimous Decision”): (i) amend, modify or waive any economic term of the Note, including the interest rate, payment mechanics, or the Maturity Date; (ii) amend, modify or waive Section 6 or Section 7 of the Note, or consent to any action inconsistent therewith; (iii) release, subordinate or otherwise impair any material portion of the Collateral under the Pledge Agreement (other than releases expressly permitted by the Loan Documents); (iv) add or remove any borrower or pledgor, or release any borrower, under the Loan Documents; (v) accelerate, commence or settle any exercise of remedies under the Loan Documents, including any enforcement or UCC disposition of Collateral; (vi) enter into any forbearance, waiver of default, or settlement with any Borrower; (vii) assign or transfer the Loan (other than participations permitted under Section 8); (viii) take any action reasonably likely to materially and adversely affect Buyer's economic interests under this Agreement; or (ix) dilute or otherwise reduce Buyer’s Participation Interest in proportion to Seller’s Participation Interest, other than changes resulting from capitalized PIK interest, principal payments, or Advances funded in accordance with this Agreement.

(c)
Seller will exercise the same care as it normally exercises with respect to loans in which no participations are sold, and shall have no further responsibility to Buyer except as expressly provided herein and except for its own gross negligence or willful misconduct.

(d)
Within ten (10) days after the date hereof, Seller may, but is not obligated to, inform Borrowers that Buyer has purchased a participation interest in the Loan; provided that no consent of any Borrower is required for such participation under the Loan Documents.

(e)
If prior to repayment in full of Buyer’s Participation Interest, title to any property (other than cash) then serving as security for the Loan is acquired by Seller, by foreclosure or otherwise, (i) Buyer shall have an undivided interest therein, allocated in accordance with its respective Participation Interest, and (ii) Seller may in its discretion hold record title to Buyer’s Participation Interest therein in the name of Seller or in the name of a nominee designated by Seller or may convey or cause to be conveyed to Buyer record title to an undivided interest therein, allocated in accordance with its respective Participation Interest.

7.
Event of Default; Enforcement.

(a)
Seller will promptly notify Buyer in writing of any default or Event of Default under any Loan Document of which Seller has knowledge.

(b)
Upon an Event of Default by any Borrower, Seller shall, subject to Section 6(b), direct enforcement under the Loan Documents, including the Pledge Agreement and the Uniform Commercial Code, in its sole discretion; provided that Seller shall not agree to any resolution that fails to pay Buyer all amounts then due and owing hereunder without Buyer's prior written consent.

(c)
Notwithstanding anything to the contrary, without the express consent of Buyer, Seller may not:

i.
compromise the principal balance of the Loan;

ii.
decrease the Note interest rate;

iii.
extend the Maturity Date;

iv.
release or exchange material Collateral;

v.
release any obligor;

vi.
enter into any insolvency resolution;

vii.
settle any insurance or condemnation claim, except to apply proceeds to pay the Loan or restore Collateral; or

viii.
take any action described in Section 6(b).

(d)
If, during the continuance of an Event of Default, Seller breaches this Section 7 or allows a material delay in exercising remedies, as determined by Buyer in its reasonable discretion, then Seller shall cease acting as “Lender” for enforcement purposes and Buyer shall step in as “Lender” solely to direct enforcement under the Loan Documents. Seller hereby appoints Buyer as Seller's attorney‑in‑fact solely for such enforcement, coupled with an interest, to exercise remedies in Seller's name for the benefit of the Participants.

8.
Transfer.

(a)
No Participant may from time to time Transfer its Participation Interest or any interest therein, except as expressly permitted in Section 8(b) below and other than the transfer of an indirect interest in a Participant which results from death.

(b)
Any Participant may transfer all or any portion of its Participation Interest, or may cause or permit the transfer of any indirect ownership interest in its Participation, to one or more of its Affiliates.

(c)
Seller shall be prohibited from transferring its interest to any entity controlled by or affiliated with any Borrower or to any direct competitor of, or anyone whose interest is adverse to Buyer.

9.
Financing Right of First Refusal. Seller acknowledges and agrees that if it provides a loan offer for a refinancing of the Loan under the Note, then Buyer shall have the right but not the obligation to participate in such loan offer to the same percentage as is represented by the Buyer Participation Interest, on substantially the same terms as are set forth in this Agreement.

10.
Representations and Warranties.

(a)
Each Participant represents and warrants to the other Participants that:

i.
the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene in any material respect its organizational documents or any law or contractual restriction binding upon it;

ii.
this Agreement is the legal, valid and binding obligation of such Participant enforceable against it in accordance with the terms hereof except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law;

iii.
the individual or individuals executing this Agreement and any and all documents contemplated hereby on behalf of such Participant has or have the legal and actual authority to bind such Participant to the terms and conditions contained in this Assignment and in such documents;

iv.
the execution and delivery of this Agreement by such Participant, and performance of, and compliance with, the terms of this Agreement by such Participant, will not violate such Participant’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets;

v.
such Participant is not an Embargoed Person; and

vi.
such Participant has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

(b)
Seller represents and warrants to Buyer that:

i.
the execution, delivery, and performance by Seller of this Agreement is within its power and authority, has been duly authorized, does not contravene its organizational documents, and will not violate any material contractual obligation;

ii.
this Agreement has been duly executed and delivered by Seller and constitutes Seller's legal, valid, and binding obligation, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy and equity principles;

iii.
no governmental approval or third‑party consent is required in connection with the execution, delivery, or performance by Seller of this Agreement;

iv.
the Loan Documents set forth on Schedule I represent all Loan Documents entered into in connection with the Loan;

v.
as of the date hereof, no Event of Default has occurred and is continuing under the Loan Documents, and no circumstance exists which, with notice or the passing of time or both, would constitute an Event of Default;

vi.
as of the date hereof, the outstanding Principal Amount of the Note is $ $16,740,183.60 (inclusive of all capitalized PIK interest through the date hereof); and

vii.
the participation contemplated hereby is permitted under the Loan Documents without the consent of any Borrower.

11.
Independent Analysis; Audit Right; Status of the Parties.

(a)
Each Participant acknowledges that it has entered into this Agreement independently and without reliance upon representations made by any other Participant (except to the extent expressly set forth herein), and each Participant acknowledges and agrees that any information provided to such Participant and based on such documents and information as such Participant has deemed appropriate, made its own credit analysis and decision to purchase or retain its Participation Interest. Each Participant assumes all risk of loss in connection with its Participation Interest.

(b)
Notwithstanding the foregoing, Buyer shall, until the Loan has been fully satisfied and Buyer has received all amounts owing to it under this Agreement and for a period of one (1) year thereafter, have the right to audit, from time to time, Seller’s books and records concerning the Loan.

(c)
Seller and Buyer are not partners, and this Agreement and the transactions contemplated hereby do not create a joint venture between Seller and Buyer.

12.
Limited Liability; Indemnity.

No Participant, its Affiliates, or any of the directors, officers, employees or agents thereof shall be under any liability to any other Participant or any third party for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Seller against any liability by reason of Seller’s bad faith or gross negligence in the performance of its express duties hereunder or any actions taken by Seller contrary to the terms of this Agreement. Seller shall indemnify Buyer and its respective members, principals and agents, on demand, in proportion to their extent of the Buyer Participation Interest, for and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including fees and disbursements of counsel) of any kind or nature whatsoever (collectively, “Losses”) which may be imposed on, incurred by, or asserted against Buyer and/or its respective members, principals and agents in any way relating to or arising under (i) this Agreement and/or the Loan Documents, (ii) any action taken or omitted by Buyer hereunder or thereunder, including with respect to the financing or collection of the Loan, the monitoring of the Loan and the exercise of rights under the Loan Documents, and (iii) the breach of any representation or warranty made by Seller. However, Seller shall not be liable for any portion of such Losses to the extent, but only to the extent, resulting from the Buyer’s gross negligence, willful misconduct, fraud or breach or default under this Agreement. The provisions of this Section shall survive any termination of this Agreement. Notwithstanding the foregoing, Borrowers’ obligation to reimburse Seller’s enforcement costs remains as set forth in Section 19 of the Note.

13.
Acknowledgement by Parties Hereto.

The agreement to and acceptance of this Agreement by the parties hereto, indicated by the execution of this Agreement, shall evidence each party’s acceptance of all the terms and conditions of this Agreement.

14.
Notices.

Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and shall be deemed to have been duly given or made when delivered by hand, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed at the address specified on Exhibit A hereto as updated and distributed to all parties hereto from time to time.

15.
Entire Agreement.

This Agreement supersedes all previous agreements, oral or written, among the parties hereto with respect to the subject matter hereof.

16.
Modifications and Amendments.

This Agreement may not be modified or amended orally or waived or modified in any manner except as expressly set forth herein. All modifications or amendments shall be by an agreement in writing signed by the party against whom enforcement is sought.

17.
Miscellaneous.

(a)
This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with and be governed by the laws of the State of Texas.

(b)
Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Texas, City of Dallas, or of the United States of America for the Northern District of Texas and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts for any such action or proceeding. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives the right, and agrees not, to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Participant or any holder of the Loan to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

(c)
It is the intent of the parties hereto that the Participation Interests are participating beneficial ownership interests of the type and nature contemplated by 11 U.S.C. Section 541(d) of the United States Bankruptcy Code.

(d)
This Agreement may be executed in any number of duplicates and counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(e)
In case any provision in or obligation under this Agreement or the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(f)
Each party shall keep confidential the terms of this Agreement and all non‑public information regarding the Loan and Borrowers, except disclosures to its Affiliates, prospective transferees, financing sources, regulators, auditors and advisors who are subject to customary confidentiality obligations, or as required by law or the rules of any stock exchange.

[Signature page follows.]

EXECUTED as of the date first set forth above.

SELLER:

NEXPOINT REAL ESTATE FINANCE

OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By: /s/ Paul Richards________________

Name: Paul Richards________________

Title: Chief Financial Officer, Executive

VP-Finance, Assistant Secretary and Treasurer

Buyer:

THE OHIO STATE LIFE INSURANCE COMPANY

By: _/s/ Brad Heiss_______________________

Name: Brad Heiss________________________

Title: EVP/CIO__________________________

[Signature Page to Participation Agreement – NREF-NSP]

EXHIBIT A

Participation Interests1

Participant	Amount of Participation Interest	Address
THE OHIO STATE LIFE INSURANCE COMPANY	$7,500,000.00	The Ohio State Life Insurance Company
NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.	Balance of Principal Amount outstanding from time to time	NexPoint Real Estate Finance Operating Partnership, L.P.

1 Initial amount of participation interest shown is as of the date hereof. Actual allocations and distributions adjust automatically with changes in outstanding principal, capitalized PIK interest, and future Advances in accordance with the definitions of Buyer Participation Interest, Seller Participation Interest, and Pro Rata Share.

[Exhibit A]

EXHIBIT B

Seller Wire Instructions

(Intentionally Omitted.)

[Exhibit B]

SCHEDULE I

Borrower Loan Documents

1.
Secured Promissory Note, dated as of January 16, 2026, by NexPoint Storage Partners Operating Company, LLC in favor of NexPoint Real Estate Finance Operating Partnership, L.P. (as amended by that certain First Amendment to Secured Promissory Note and Joinder Agreement, dated as of March 25, 2026);

2.
Pledge and Security Agreement, dated as of January 16, 2026, by and among NexPoint Storage Partners Operating Company, LLC, the other pledgors party thereto and NexPoint Real Estate Finance Operating Partnership, L.P.; and

3.
Any other Loan Documents (as defined in the Note).

[Schedule I]